UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023 (December 29, 2022)

STARCO BRANDS, INC.
(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
250 26th Street, Suite 200 Santa Monica, CA 90402 (Address of principal executive offices) 888-484-1908 (Registrant’s Telephone Number)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STCB	OTC Markets Group OTCQB tier

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2022, Starco Brands, Inc. (the "Company") entered into a financing transaction with Ross Sklar, its Chief Executive Officer ("Sklar"), consisting of a secured promissory note (the "Promissory Note"), warrants (the "Warrants") to purchase common stock of the Company (the "Common Stock"), and a security agreement (the "Security Agreement") to secure the obligations under the Promissory Note (the foregoing agreements and transactions contemplated thereby, collectively, the "Financing").  The entry into the Financing was approved by the disinterested directors of the Company and was entered into to provide the Company with short-term liquidity to fund non-ordinary course business transactions and acquisitions.

Promissory Note
The Promissory Note was issued to Sklar on December 29, 2022, in the principal sum of $2,000,000, and provides for the funding of $2,000,000 by Sklar to the Company (the "Loaned Funds"). The Promissory Note carries a floating interest rate comprised of the Wall Street Journal Prime Rate (re-assessed on the first day of each month) plus 4% (for a current floating interest rate of 11.5%) (the "Interest Rate"). The Promissory Note matures on August 1, 2023 (the "Maturity Date"), and has a default interest rate equal to the then current Interest Rate plus 5%. The Company, at its option, may prepay the Promissory Note, in whole or in part, without prepayment penalty of any kind. In connection with the Promissory Note, the Company entered into the Security Agreement to secure the Promissory Note obligations, and issued Warrants as a funding fee to obtain the Loaned Funds.

The foregoing summary of the terms of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Security Agreement
In connection with the Promissory Note, the Company entered into the Security Agreement, by and between the Company and Sklar to provide security interests to Sklar to secure the obligations underlying the Promissory Note. A security interest in the Collateral (as defined in the Security Agreement) has been granted to Sklar to secure the repayment of all principal, interest, costs, expenses and other amounts now or hereafter due under the Promissory Note by the Maturity Date. Sklar is authorized to file financing statements to perfect the security interest in the Collateral without authentication by the Company.

The foregoing summary of the terms of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

Warrant
In connection with the Promissory Note, on December 29, 2022, the Company and Sklar entered into an agreement for Warrants. Pursuant to the Warrants, the Company issued warrants to purchase 285,714 shares of Common Stock at an exercise price of $0.01 per share. The number of shares of Common Stock for which the Warrants are exercisable and the exercise price may be adjusted upon any event involving subdivisions, combinations, distributions, recapitalizations and like transactions. Pursuant to the Warrant, the Warrant and the right to purchase securities upon the exercise of the Warrant will terminate on December 29, 2027. The Warrants are fully vested as of the date of grant and may be exercised through cash or cashless exercise.

The foregoing summary of the terms of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant, a copy of which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Capitalized terms used in this Item 1.01 but not otherwise defined shall have the meaning given to such terms in the Promissory Note, Security Agreement or Warrant, as applicable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 with respect to the Promissory Note and Security Agreement are hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Secured Promissory Note issued in favor of Ross Sklar, dated December 29, 2022.
10.2	Security Agreement, by and between Starco Brands, Inc. and Ross Sklar, dated December 29, 2022.
10.3	Warrant to Purchase Common Stock, issued to Ross Sklar, dated December 29, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: January 5, 2023	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer